Exhibit 99.1

October 14, 2025 Dear Shareholders and Brokers: Your immediate attention is needed to ensure that any future dividend or distribution to shareholders is received! At the Extraordinary General Meeting of the shareholders of Mallinckrodt plc held on October 8, 2025, we achieved an important milestone that enables us to issue preferred shares. As soon as Friday, October 10, 2025, you will have been allocated 45,564 Mallinckrodt preferred shares for each single Mallinckrodt ordinary share that you owned as of the close of business Eastern Time, on October 8, 2025. As we noted in the proxy statement, such issuance would, among other things, allow us to facilitate the intended separation (the “Potential Spin-off”) of Par Health, our combined generics and sterile injectables business, into an independent company, subject to approval by our Board of Directors and the satisfaction of certain other conditions. The Mallinckrodt Board of Directors has not yet authorized the Potential Spin-off. BE PREPARED – WE URGE YOU TO IMMEDIATELY: ✅ VERIFY YOUR HOLDINGS OF PREFERRED SHARES ✅ IF YOUR HOLDINGS ARE IN A BROKERAGE ACCOUNT, CONNECT WITH YOUR BROKER IF YOU ARE A BROKER: ✅ COMMUNICATE THESE HOLDINGS TO YOUR CUSTOMERS AND ANY OTHER RELEVANT PARTIES ✅ ENSURE CONTACT INFORMATION FOR YOU AND YOUR CUSTOMERS IS ACCURATE FOR FUTURE COMMUNICATIONS AND ACTIONS • If you are a record owner that is registered directly on Mallinckrodt’s share register, please ensure that: ✅ You have access to your Computershare US account; ✅ You are able to view your preferred share holdings; ✅ You have correct email and mailing addresses on file with Computershare US; and ✅ You have recorded any share transfers in the Computershare US register. We remind you that under the Irish law, registration in Mallinckrodt’s share register (maintained by Computershare US) is determinative of membership in Mallinckrodt. We remind you that the process of registering any trades and paying applicable stamp duty (if any) is described on Mallinckrodt’s investor relations website at https://ir.mallinckrodt.com. • If you hold shares beneficially (e.g., through a broker, bank or other intermediary), your broker or bank – not you – is registered as the record owner on Mallinckrodt’s share register, and your receipt of any benefits and entitlements in respect of your Mallinckrodt shares will be dependent on such intermediaries. Therefore, it is important that you reach out to your broker to make sure that your broker: ✅ Has allocated your preferred share holdings to your account; ✅ Has your correct email and mailing addresses; ✅ Has a process in place for future communications and action requests with you; and ✅ Has processed any transfers as you directed. Because Mallinckrodt is an Irish company not listed on an exchange, there are potential administrative complexities with holding your shares through an intermediary and neither Mallinckrodt nor Computershare US will be able to verify your holdings. Please contact your bank or broker immediately to verify your holdings and to ensure that you have a line of contact with them. Please call Innisfree for support in obtaining such contacts. BRG5890A-1025-LETT

• If you are a broker, bank or other intermediary, we remind you that you are currently the record owner that is registered on Mallinckrodt’s share register. This means that your customers will rely on your prompt action to ensure receipt of any benefits and entitlements in respect of their Mallinckrodt shares. Therefore, it is important that you: ✅ Promptly process incoming requests from your beneficial holders in relation to their holdings; ✅ Are alert to incoming communications and requests for action from Mallinckrodt, Computershare US and others in relation to the Mallinckrodt shares; ✅ Have an effective process in place for communications and action requests with your customers (notably, by electronic means); and ✅ Have updated email addresses and mailing addresses for both: • Your firm in the Computershare US system; and • Your customers in your internal systems. Please contact Computershare US as indicated below with any questions about your Computershare US account. Please contact Innisfree as indicated below with any questions about your intermediary role in respect of the Mallinckrodt shares. .. For the avoidance of doubt, the issuance of the Mallinckrodt preferred shares does not commit Mallinckrodt to implement the Potential Spin-off under any particular structure (such as a spin-off structure, or a split-off, sale or other structure), or at all. However, given the complexities associated with being an Irish company not listed on an exchange, we are communicating with you directly to help you navigate these complexities. If the Board of Directors of Mallinckrodt determines to pursue the Potential Spin-off, additional information will be provided to our shareholders at a later date. Thank you for your attention to these matters. Sincerely, Mark Tyndall EVP, Chief Legal Officer & Corporate Secretary HELP IS HERE: If your shares are held in Computershare, for support with your account, please contact: Computershare US – Toll-Free: (866) 644-4127; Outside US & Canada: (781) 575-2906 If you are a beneficial holder or a bank, broker or other intermediary seeking support, please contact: Innisfree M&A Incorporated (Mallinckrodt’s Shareholder Liaison) – (888) 750-9498 For support with share transfers and additional help on verification of your holdings in Computershare US, please contact: Georgeson (Mallinckrodt’s Information Agent) – Toll-Free: (866) 585-7241; Outside US: (310) 853-6676; MallExchange@Georgeson.com For other inquiries, please contact: Mallinckrodt’s Corporate Secretary’s Office – corporate.secretary@mnk.com